Exhibit 99.1



Monday, October 27, 2003


Ms. Penny Coleman
Acting General Counsel
National Indian Gaming Commission
1441 L Street NW, Suite 9100
Washington, DC  20005


Dear Penny:


In our settlement agreement on the MegaNanza appeal, we agreed to discontinue play of all of the MegaNanza games within 45 days of the date of your opinion letter on Reel Time Bingo. We started that process long before your letter was issued, and I am happy to report that the last of the MegaNanza games ceased play at 2:00 AM, October 27, 2003, well before the deadline.


Thanks for your continued efforts, support and cooperation. If you have any questions or need any further clarification from us on this issue, please do not hesitate to contact Tony Graham or me. I appreciate the commitment of time and resources made by you and your colleagues on behalf of the tribes conducting Class II gaming.


Sincerely,


Clifton Lind
President and CEO


Cc:      Phil Hogen, Chairman
         Cloyce Choney, Commissioner
         Nelson Westrin, Commissioner
         William Grant, Attorney
         Cynthia Shaw, Attorney


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